Deborah A. Sullivan
Assistant Vice President &
Assistant Counsel

January 25, 2002

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

                  Re:      Oppenheimer Limited-Term Government Fund
                           Reg. No. 33-02769; File No. 811-4563
                           Written Representation of Counsel

To the Securities and Exchange Commission:

         On behalf of Oppenheimer Limited-Term Government Fund (the "Fund") and pursuant to Paragraph (b)(4) of
Rule 485 under the Securities Act of 1933, as amended (the "1933 Act"), and in connection with an Amendment on
Form N-1A which is Post-Effective Amendment No. 31 to the 1933 Act Registration Statement of the Fund and
Amendment No. 30 to its Registration Statement under the Investment Company Act of 1940, as amended, the undersigned counsel, who prepared or reviewed such Amendment, hereby represents to the Commission, for filing with such Amendment, that said Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                                              Sincerely,

                                                              /s/ Deborah A. Sullivan

                                                              Deborah A. Sullivan
                                                              Assistant Vice President &
                                                              Assistant Counsel
                                                              (212) 323-0602